EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 31, 2017, Stoneridge B.V., an indirect wholly owned subsidiary of Stoneridge, Inc. (“Stoneridge” and the “Company”) acquired Exploitatiemaatschappij De Berghaaf B.V. (“Orlaco”). The following unaudited pro forma combined financial statements are based on the historical financial statements of Orlaco after giving effect to Stoneridge’s acquisition of Orlaco (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The following unaudited pro forma combined financial statements was prepared using the acquisition method of accounting, with Stoneridge being the acquiring entity, and reflects estimates and assumptions deemed appropriate by Company management to give effect to the acquisition as if it had been completed effective December 31, 2016, with respect to the unaudited pro forma combined balance sheet, and as of January 1, 2016 (the beginning of the Company’s fiscal 2016), with respect to the unaudited pro forma combined statement of operations.

The historical audited financial statements for Stoneridge are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") with a reporting currency in U.S dollars while the historical financial statements for Orlaco are prepared in accordance with accounting principles generally accepted in the Netherlands (“Dutch GAAP”) with a reporting currency in euro. As such, adjustments have been made to convert the historical Orlaco Dutch GAAP financial statements to U.S. GAAP and to align Orlaco’s accounting policies with Stoneridge’s accounting policies. The basis for these adjustments is explained in the notes accompanying the unaudited pro forma combined financial statements.

The historical Orlaco financial statements and certain pro forma adjustments have been translated from euros to U.S. dollars using historical exchange rates. The unaudited pro forma combined statements of operations are translated using the average historical exchange rate for the period, while the unaudited pro forma combined balance sheet is translated based on the exchange rate as of December 31, 2016.

The preliminary allocation of the purchase price used in the unaudited pro forma combined financial statements is based upon management’s preliminary estimates. Stoneridge’s estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as Stoneridge finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition. The primary areas of the purchase price allocation which are not yet finalized relate to inventory, property, plant and equipment, identifiable intangible assets, goodwill and a contingent liability related to an earn-out.

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the results of operations or financial position of Stoneridge that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Stoneridge. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that Stoneridge may achieve with respect to the combined companies. The unaudited pro forma combined financial statements and notes thereto should be read in conjunction with the historical financial statements of Stoneridge included in the annual report on Form 10-K for the year ended December 31, 2016 filed with the United States Securities and Exchange Commission on March 2, 2017.

Stoneridge, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2016

(In thousands)

				Pro Forma		Pro Forma
	Stoneridge	Orlaco(A)	Orlaco	Adjustments	Notes	Combined
	(in USD)	(in Euros)	(in USD)	(in USD)		(in USD)
ASSETS

Current assets:
Cash and cash equivalents	$50,389	€5,912	$6,218	$111	B	$56,718
Accounts receivable, net	113,225	7,023	7,386	-		120,611
Inventories, net	60,117	7,699	8,097	644	C	68,858
Prepaid expenses and other current assets	17,162	849	893	-		18,055
Total current assets	240,893	21,483	22,594	755		264,242

Long-term assets:
Property, plant and equipment, net	91,500	7,046	7,410	(897)	D	98,013
Goodwill	931	-	-	36,321	E	37,252
Intangible assets, net	39,260	-	-	37,335	F	76,595
Investments and other long-term assets, net	21,945	71	75	601	G	22,621
Total long-term assets	153,636	7,117	7,485	73,360		234,481
Total assets	$394,529	€28,600	$30,079	$74,115		$498,723

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of debt	$8,626	€-	$-	$-		$8,626
Accounts payable	62,594	3,656	3,845	-		66,439
Accrued expenses and other current liabilities	41,489	5,181	5,450	-		46,939
Total current liabilities	112,709	8,837	9,295	-		122,004

Long-term liabilities:
Revolving credit facility	67,000	-	-	81,000	H	148,000
Long-term debt, net	8,060	-	-	-		8,060
Deferred income taxes	9,760	225	237	9,270	I	19,267
Earn-out obligation	-	-	-	4,102	J	4,102
Other long-term liabilities	4,923	1,430	1,504	-		6,427
Total long-term liabilities	89,743	1,655	1,741	94,372		185,856

Shareholders' equity:
Preferred Shares	-	9,000	9,465	(9,465)	K	-
Common Shares	-	-	-	-		-
Additional paid-in capital	206,504	-	-	-		206,504
Common Shares held in treasury	(5,632)	-	-	-		(5,632)
Retained earnings	45,356	9,108	9,578	(10,792)	K	44,142
Accumulated other comprehensive loss	(67,913)	-	-	-		(67,913)
Total Stoneridge, Inc. shareholders' equity	178,315	18,108	19,043	(20,257)		177,101
Noncontrolling interest	13,762	-	-	-		13,762
Total shareholders' equity	192,077	18,108	19,043	(20,257)		190,863
Total liabilities and shareholders' equity	$394,529	€28,600	$30,079	$74,115		$498,723

See accompanying notes to the unaudited pro forma combined financial statements.

Stoneridge, Inc.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2016

(In thousands, except per share data)

				Pro Forma		Pro Forma
	Stoneridge	Orlaco(L)	Orlaco	Adjustments	Notes	Combined
	(in USD)	(in Euros)	(in USD)	(in USD)		(in USD)

Net sales	$695,977	€51,417	$56,887	$-		$752,864

Costs and expenses:
Cost of goods sold	500,538	28,874	31,946	42	M	532,526
Selling, general and administrative	111,145	11,381	12,592	534	M, N, O, P	124,271
Design and development	40,212	3,834	4,242	56	M	44,510
Operating income	44,082	7,328	8,108	(632)		51,558
Interest expense, net	6,277	772	854	798	Q	7,929
Equity in earnings of investee	(1,233)	(45)	(50)	-		(1,283)
Other income, net	(147)	(3)	(3)	-		(150)
Income before income taxes	39,185	6,604	7,307	(1,430)		45,062
Income tax expense (benefit)	(36,389)	1,372	1,517	(358)	R	(35,229)
Net Income	75,574	5,233	5,789	(1,073)		80,291
Net loss attributable to noncontrolling interest	(1,887)	-	-	-		(1,887)
Net income attributable to Stoneridge, Inc.	$77,461	€5,233	$5,789	$(1,073)		$82,178
Earnings per share attributable to Stoneridge, Inc.:
Basic	$2.79					$2.96
Diluted	$2.74					$2.90
Weighted-average shares outstanding:
Basic	27,764					27,764
Diluted	28,309					28,309

See accompanying notes to the unaudited pro forma combined financial statements.

Stoneridge, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

(In thousands)

Note 1. Basis of Presentation

The unaudited pro forma combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the operating results of the combined company. The historical financial information of Stoneridge is presented in accordance with U.S. GAAP.

The historical financial information of Orlaco is presented in accordance with U.S. GAAP with a reporting currency of euro. Certain adjustments have been made to Orlaco’s historical financial statements, which were prepared under Dutch GAAP, to conform to U.S. GAAP and Stoneridge’s accounting policies. Also, certain reclassifications have been made to Orlaco’s historical financial statements to conform to the presentation used in Stoneridge’s historical consolidated financial statements. Such reclassifications had no material effect on Orlaco’s previously reported financial position or results of operations. The purchase accounting adjustments relating to the Acquisition are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurance that the final valuations will not result in material changes to this preliminary purchase price allocation.

The historical Orlaco financial statements and certain pro forma adjustments have been translated from euros to U.S. dollars using historical exchange rates. The unaudited pro forma combined statements of operations are translated using the average historical exchange rate for 2016 of 0.903845 euro to one U.S. dollar, while the unaudited pro forma combined balance sheet is translated based on the December 31, 2016 rate of 0.95084 euro to one U.S. dollar.

Note 2. Preliminary Purchase Price Allocation

On January 31, 2017, Stoneridge acquired Orlaco for total estimated consideration of $83,777 which is subject to working capital and other adjustments to the purchase price and is composed of the following:

Cash paid on the acquisition date	$79,675
Fair value of the earn-out liability	4,102
Total purchase price	$83,777

The maximum payout and acquisition date fair value of the earn-out is $7,974 and $4,102, respectively. The Company financed the acquisition through an additional borrowing on its revolving credit facility. The unaudited pro forma combined financial information includes various assumptions, including those related to the preliminary purchase price allocation may vary based on appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The Company’s acquisition of Orlaco has been accounted for as a business combination, and assets acquired and liabilities assumed were recorded at their estimated fair values as of December 31, 2016 with the remaining purchase price recorded as goodwill.

For the unaudited pro forma combined balance sheet, the $83,777 purchase price has been allocated based on Orlaco’s December 31, 2016 financial information and a preliminary estimate of the fair value of the assets acquired and liabilities assumed. Under the acquisition method of accounting, the final purchase price allocation will be based on the fair value of the final assets acquired and liabilities assumed as of the closing date of the Acquisition.

Stoneridge, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

(In thousands)

The preliminary estimated consideration is allocated as follows:

Assets acquired
Cash and cash equivalents	$6,218
Receivables	7,386
Inventories	8,741
Prepaid expenses and other current assets	893
Intangible assets	37,335
Goodwill	36,321
Property, plant and equipment	6,513
Equity investment	676
Total assets aquired	104,083
Liabilities assumed
Accounts payable	3,845
Accrued liabilities	6,954
Deferred tax liabilities	9,507
Total liabilities assumed	20,306
Net assets acquired	$83,777

Note 3. Notes to Pro Forma Combined Balance Sheet and Statement of Operations

The pro forma adjustments and assumptions reflected in the unaudited pro forma combined balance sheet and statement of operations represent estimated values and amounts based on available information.

The following pro forma adjustments are included in our unaudited pro forma combined financial statements:

Balance Sheet

(A)	Certain adjustments have been made to the historical presentation of Orlaco to conform to accounting under U.S. GAAP instead of Dutch GAAP as well as the accounting policies and presentation used by Stoneridge, relating to the following:

•	Net capitalized product development costs Represents the Dutch GAAP to U.S. GAAP adjustment of $1,213 (€1,153) to remove the net capitalized product development costs which are capitalized and amortized under Dutch GAAP, but expensed as incurred under U.S. GAAP.

•	Repairs and maintenance accrual Represents the Dutch GAAP to U.S. GAAP adjustment of $431 (€410) related to repair and maintenance which are accrued in advance under Dutch GAAP, but recorded as incurred under U.S. GAAP.

•	Inventory reserve Adjustment to record additional excess and obsolete inventory reserve to conform to Stoneridge methodology in the amount of $269 (€255).

•	Income taxes Represents the Dutch GAAP to U.S. GAAP adjustment to reverse the deferred tax liability related to capitalized product development costs of $303 (€288).

Stoneridge, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

(In thousands)

(B)	Cash and cash equivalents Represents the cash received as a result of an additional borrowing on the Stoneridge revolving credit facility of $81,000 and cash consideration paid at closing to Orlaco stockholders of $79,675. The adjustment also includes transaction costs of $1,214 incurred and paid by Stoneridge subsequent to December 31, 2016.

(C)	Inventory Represents the fair market step-up of inventory of $644. As this adjustment is directly attributable to the acquisition and will not have a continuing impact due to turnover within six months, it is not reflected in the unaudited pro forma combined statement of operations. However, this inventory adjustment will result in an expense to cost of sales in the periods subsequent to the consummation of the Acquisition during which the related inventories are sold.

(D)	Property, plant and equipment Represents the adjustment to the estimated fair market value of Property, Plant and Equipment. Property, Plant and Equipment and will be depreciated over the estimated useful lives of the respective assets using the straight-line method for financial reporting purposes. The estimated useful lives are as follows: 29 years for buildings, 17 years for leasehold improvements, and 5 years for machinery and equipment and furniture and fixtures.

(E)	Goodwill Represents the preliminary pro forma goodwill of $36,321 for the excess of the purchase price over the estimated fair value of identified net assets acquired as of December 31, 2016.

(F)	Intangible assets Represents the estimated fair value of customer relationships, technology and trade name. The customer relationships, technology and trade name intangibles have finite lives and are expected to be amortized over 15, 6 to 10, and 20 years, respectively.

(G)	Equity investment Represents the adjustment to the estimated fair value of Orlaco’s equity investment.

(H)	Long-term debt Represents the borrowing of $81,000 on the Stoneridge revolving credit facility to fund the Acquisition and related transaction costs.

(I)	Deferred income taxes Represents an adjustment for the preliminary estimated net deferred tax liability related to temporary differences for capitalized product development costs, transaction costs, and various purchase accounting adjustments.

(J)	Earn-out liability Represents an adjustment for the preliminary estimated fair value of contingent consideration.

(K)	Shareholders’ equity Reflects the elimination of Orlaco historical equity accounts and $1,214 of transaction costs incurred by Stoneridge subsequent to December 31, 2016.

Statement of Operations

(L)	Certain adjustments and reclassifications have been made to the historical presentation of Orlaco to conform to the presentation used by Stoneridge including, but not limited to:

•	Product development costs Represents the Dutch GAAP to U.S. GAAP adjustment of $766 (€692) related to net capitalized product development costs which are capitalized and amortized under Dutch GAAP, but expensed as incurred under U.S. GAAP.

•	Repairs and maintenances Represents the Dutch GAAP to U.S. GAAP adjustment of $56 (€50) related to repair and maintenance which are accrued in advance under Dutch GAAP, but recorded as incurred under U.S. GAAP.

•	Labor and Overhead production costs Reclassifying labor and overhead production costs from selling, general & administrative to cost of goods sold of $7,218 (€6,524).

Stoneridge, Inc.

Notes to Unaudited Pro Forma Combined Financial Statements

(In thousands)

•	Design and development costs Reclassifying design and development costs from selling, general and administration and into a discrete statement of operations line item of $3,476 (€3,142).

•	Income taxes Reflects the income tax effect of the conforming adjustments at the statutory rate of 25%.

(M)	Depreciation Represents an adjustment to Orlaco's historical depreciation expense based on the assigned fair value and estimated useful lives of property, plant and equipment. The fair value adjustment is amortized over the estimated useful lives.

(N)	Amortization Represents the incremental amortization expense resulting from the purchase price allocation related to Orlaco’s finite lived intangibles of $2,777. The fair value adjustments are amortized over their estimated useful lives.

(O)	Management fee Represents a management fee of $1,099 (€993) paid to the parent company which owned Orlaco prior to the acquisition.

(P)	Transaction costs Represents transaction costs included in the historical statements of operations of Stoneridge and Orlaco of $630 and $499, respectively .

(Q)	Interest Represents interest on the additional borrowing on the revolving credit facility at 2.03% or $1,644. A 0.125% change in the interest rate payable on the outstanding amount of the revolving credit facility would change annual interest expense by approximately $100 before the effect of income taxes on an annual basis. Also, represents adjustment to eliminate interest expense incurred by Orlaco related to a preferred stock dividend of $846 (€765).

(R)	Income taxes Reflects the income tax effects as a result of pro forma adjustments estimated at the statutory rate of 25%.